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                                                                    EXHIBIT 1(A)

                               DUKE POWER COMPANY

                        COMMON STOCK (WITHOUT PAR VALUE)

                             UNDERWRITING AGREEMENT
                                 (U.S. VERSION)


                                                                  March __, 1994

GOLDMAN, SACHS & CO.,
MERRILL LYNCH & CO.
  MERRILL LYNCH, PIERCE, FENNER & SMITH
              INCORPORATED,
MORGAN STANLEY & CO. INCORPORATED
  As representatives of the several Underwriters
  named in Schedule I hereto,
c/o Goldman, Sachs & Co.,
    85 Broad Street,
    New York, New York  10004

Dear Sirs:

         The stockholder named in Schedule II hereto (the "Selling Stockholder") of Duke Power Company, a North Carolina corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 11,200,000 shares (the "Firm Shares") and, at the election of the Underwriters, up to 1,600,000 additional shares (the "Optional Shares") of Common Stock (without par value) ("Stock") of the Company (the Firm Shares and the Optional Shares which the Underwriters elect to purchase pursuant to
Section 2 hereof are herein collectively called the "Shares").

         It is understood and agreed to by all parties that the Company and the Selling Stockholder are concurrently entering into an agreement (the "International Underwriting Agreement") providing for the sale by the Selling Stockholder of up to a total of 3,200,000 shares of Stock (the "International Shares"), including the overallotment option thereunder, through arrangements with certain underwriters outside the United States (the "International Underwriters"), for whom Goldman Sachs International, Merrill Lynch International Limited and Morgan Stanley International are acting as lead managers. Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the International Underwriting Agreement are hereby expressly made conditional on one another. The Underwriters hereunder and the International Underwriters are simultaneously entering into an Agreement between U.S. and International Underwriting Syndicates (the "Agreement between Syndicates") which provides, among other things, for the transfer of shares of Stock between the two syndicates. Two forms of prospectus are to be used in connection with the offering and sale of shares of Stock contemplated by the
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foregoing, one relating to the Shares hereunder and the other relating to the
International Shares. The latter form of prospectus will be identical to the former except for certain substitute pages as included in the registration statement and amendments thereto as mentioned below. Except as used in Sections 2, 3, 4, 9 and 11 herein, and except as the context may otherwise require, references hereinafter to the Shares shall include all the shares of Stock which may be sold pursuant to either this Agreement or the International Underwriting Agreement, and references herein to any prospectus whether in preliminary or final form, and whether as amended or supplemented, shall include both the U.S. and the international versions thereof.

         1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

                 (i) A registration statement in respect of the Firm Shares and the Optional Shares has been filed with the Securities and Exchange Commission (the "Commission"); such registration statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, to you for each of the other Underwriters, have been declared effective by the Commission in such form; no other document with respect to such registration statement or document incorporated by reference therein has heretofore been filed with the Commission which has not been delivered to you; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the "Act"), being hereinafter called a "Preliminary Prospectus"; the various parts of such registration statement, including all exhibits thereto and including (i) the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the registration statement at the time it was declared effective and
         (ii) the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective, each as amended at the time such part of the registration statement became effective, being hereinafter called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, being hereinafter called the "Prospectus"; and any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the





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         documents incorporated by reference therein pursuant to Item 12 of
         Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.)

                 (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein or by the Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3.

                 (iii) The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the Act, at the time they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the "Exchange Act Regulations"), and, when read together with the other information in the Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and any documents deemed to be incorporated by reference in the Prospectus will, when they are filed with the Commission, conform in all material respects to the requirements of the Exchange Act and the Exchange Act Regulations, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that





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         this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein.

                 (iv) The Registration Statement conforms and the Prospectus will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and the Registration Statement does not and the Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements or omissions in any such document based upon written information furnished to the Company by an Underwriter through you expressly for use therein or by the Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3.

                 (v) The compliance by the Company with all of the provisions of this Agreement and the International Underwriting Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company, nor will such action result in any violation of the provisions of the Restated Articles of Incorporation or By-Laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement and the International Underwriting Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

                 (vi) Deloitte & Touche, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

                 (vii) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or





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         affiliate located in Cuba within the meaning of Section 517.075 of
         Florida Statutes (Chapter 92-198, Laws of Florida).

         (b) The Selling Stockholder represents and warrants to, and agrees with, each of the Underwriters and the Company that:

                 (i) All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Stockholder of this Agreement and the International Underwriting Agreement, and for the sale and delivery of the Shares to be sold by the Selling Stockholder hereunder, have been obtained; and the Selling Stockholder has full right, power and authority to enter into this Agreement and the International Underwriting Agreement and to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder hereunder.

                 (ii) The sale of the Shares to be sold by the Selling Stockholder hereunder and the compliance by the Selling Stockholder with all of the provisions of this Agreement and the International Underwriting Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound, or to which any of the property or assets of the Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Indenture and Deed of Trust of Personalty, dated December 11, 1924 (the "Indenture of Trust"), establishing the Selling Stockholder or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property of the Selling Stockholder.

                 (iii) The Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) the Selling Stockholder will have, good and valid title to the Shares to be sold by the Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters.

                 (iv) No offering, sale or other disposition of any Stock will be made within 180 days after the date of the Prospectus, directly or indirectly, by the Selling Stockholder, otherwise than hereunder or with your written consent.





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                 (v)  The Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                 (vi) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, the Selling Stockholder agrees to deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

         2. Subject to the terms and conditions herein set forth, (a) the Selling Stockholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling
Stockholder at a purchase price per share of $....  the number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Selling Stockholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholder, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator





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of which is the maximum number of the Optional Shares which all of the
Underwriters are entitled to purchase hereunder.

         The Selling Stockholder hereby grants to the Underwriters the right to purchase at their election up to 1,600,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering over-allotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised by written notice from you to the Selling Stockholder, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Selling Stockholder otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

         3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

         4. Certificates in definitive form for the Shares to be purchased by each Underwriter hereunder, and in such denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Selling Stockholder, shall be delivered by or on behalf of the Selling Stockholder to you for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by certified or official bank check or checks, payable to the order of the Selling Stockholder in New York Clearing House funds, all at the office of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004 or at such other place as you and the Selling Stockholder may determine. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on . . . . . . , 1994 or such other time and date as you and the Selling Stockholder may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by you in the written notice given by you of the Underwriters' election to purchase such Optional Shares, or such other time and date as you and the Selling Stockholder may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery," such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery," and each such time and date of delivery is herein called a "Time of Delivery." Such certificates will be made available for checking and packaging at least twenty-four hours prior to each Time of Delivery at such office of Goldman, Sachs & Co.





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         5.      The Company covenants and agrees with the several Underwriters that:

                 (a) The Company will advise you promptly of any amendment or supplementation of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                 (b) If at any time when a prospectus relating to the Shares is required to be delivered under the Act any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will prepare and file with the Commission an amendment, supplement or an appropriate document pursuant to Section 13 or 14 of the Exchange Act which will correct such statement or omission or which will effect such compliance.

                 (c) The Company, during the period when a prospectus relating to the Shares is required to be delivered under the Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the Exchange Act.

                 (d) The Company will make generally available to its security holders, in each case as soon as practicable but not later than 60 days after the close of the period covered thereby, earnings statements (in form complying with the provisions of Section 11(a) of the Act, which need not be certified by independent certified public accountants unless required by the Act) covering (i) a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration statement and (ii) a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the date of this Agreement.

                 (e) The Company will furnish to you copies of the Registration Statement (four of which will be signed and will include all exhibits other than those incorporated by reference), the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you reasonably request.

                 (f) The Company will arrange or cooperate in arrangements for the qualification of the Shares for sale





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         under the laws of such jurisdictions as you designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that the Company shall not be required to qualify as a foreign corporation or to file any general consents to service of process under the laws of any state where it is not now so subject.

                 (g) The Company will not, during the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, offer, sell, contract to sell or otherwise dispose of any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for or that represent the right to receive the Shares or any such substantially similar securities (other than pursuant to the Company's Stock Purchase-Savings Program for Employees, Employees' Stock Ownership Plan or Stock Purchase and Dividend Reinvestment Plan) without your prior written consent.

         6. The Company and the Selling Stockholder covenant and agree with one another and with the several Underwriters that (a) the Selling Stockholder will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the International Underwriting Agreement, the Agreement between Syndicates, the Selling Agreements, the Blue Sky Memorandum and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in
Section 5(f) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; and (v) all other costs and expenses (other than as provided for in Section 8) incident to the performance of the Company's obligations hereunder which are not otherwise specifically provided for in this Section; and (b) the Company will pay or cause to be paid: (i) the cost of preparing stock certificates and (ii) the cost and charges of any transfer agent or registrar; and (c) the Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of the Selling Stockholder's obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for the Selling Stockholder and (ii) all





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expenses and taxes incident to the sale and delivery of the Shares to be sold by the Selling Stockholder to the Underwriters hereunder. In connection with Clause (c) (ii) of the preceding sentence, Goldman, Sachs & Co. agrees to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse Goldman, Sachs & Co. for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood that, except as provided in this Section, Section 8 and Section 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

         7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties of the Company and of the Selling Stockholder herein are, at and as of such Time of Delivery, true and correct, the condition that each of the Company and the Selling Stockholder shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

                 (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

                 (b) Willkie Farr & Gallagher, counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated such Time of Delivery, with respect to the matters covered in paragraphs (i) and
         (iii) through (vii) of subsection (c) below, in paragraphs (i) and
         (ii) of subsection (d) below, and to the further effect that the statements in the Prospectus under the caption "Underwriting", insofar as they describe the provisions of the documents therein described, are fair summaries and are accurate in all material respects, as well as any other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

                 In giving their opinion Willkie Farr & Gallagher may rely on the opinion of Steve C. Griffith, Jr., Esq., as to matters of the laws of North Carolina and South Carolina.





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
                 (c) Steve C. Griffith, Jr., Esq., General Counsel to the Company, shall have furnished to you his written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                          (i) The Company has been duly incorporated and is
                 validly existing as a corporation in good standing under the laws of the State of North Carolina, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus.

                          (ii) The Company is duly qualified to do business as
                 a foreign corporation in good standing in all other jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification.

                          (iii) The outstanding shares of Stock of the Company
                 have been duly authorized and issued and are fully paid and nonassessable.

                          (iv) The Registration Statement has become effective
                 under the Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act.

                          (v) This Agreement and the International Underwriting
                 Agreement have been duly authorized, executed and delivered by the Company.

                          (vi) The performance by the Company of this Agreement
                 and the International Underwriting Agreement will not contravene any of the provisions of the Restated Articles of Incorporation or By-Laws of the Company.

                          (vii) No authorization, approval or consent of any governmental body is legally required for the consummation by the Company of the transactions contemplated by this Agreement and the International Underwriting Agreement, except the registration under the Act of the Shares, and such consents, approvals, authorizations, registrations and qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

                          (viii)  The descriptions in the Registration
                 Statement and Prospectus of legal or governmental proceedings are accurate and fairly present the information required to be shown and such counsel does





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
                 not know of any other legal or governmental proceedings required to be described in the Registration Statement or Prospectus which are not described as required.

                 In rendering such opinion, such counsel may state that he expresses no opinion as to the laws of any jurisdiction other than North Carolina and South Carolina and the federal securities laws of the United States.

                 (d) Dewey Ballantine, counsel for the Company, shall have furnished to you such opinion or opinions, dated such Time of Delivery, with respect to the matters covered in paragraphs (i) and
         (iii) through (vii) of subsection (c) above, and to the further effect that:

                          (i) The Registration Statement as of the date of effectiveness under the Act and the Prospectus as of the date it was filed with, or transmitted for filing to, the Commission (in each case, other than the financial statements and other financial information included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Act and the rules and regulations thereunder, and nothing has come to their attention that would lead them to believe that the Registration Statement as of the date of effectiveness under the Act (or if an amendment to such Registration Statement or an annual report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time of the most recent such filing) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of the date it was filed with, or transmitted for filing to, the Commission and at such Time of Delivery contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                          (ii) The statements made in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute summaries of the terms of the Stock, and under the caption "Certain United States Tax Consequences to Non-United States Holders", insofar as they purport to constitute summaries of the principal United States federal income consequences to foreign holders of the Stock, are fair summaries and are accurate in all material respects.

                 In giving their opinion Dewey Ballantine may rely on the opinion of Steve C. Griffith, Jr., Esq., as to matters of the laws of North Carolina and South Carolina.

                 (e) Dewey Ballantine, as counsel to the Selling Stockholder, shall have furnished to you their written opinion with respect to the Selling Stockholder, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                          (i)  This Agreement and the International
                 Underwriting Agreement have been duly authorized, executed and delivered by or on behalf of the Selling Stockholder and constitute valid and binding agreements of the Selling Stockholder in accordance with their terms; and the sale of the Shares by the Selling Stockholder hereunder and thereunder and the compliance by the Selling Stockholder with all of the provisions of this Agreement and the International Underwriting Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Selling Stockholder is a party or by which the Selling Stockholder is bound, to which any of the property or assets of the Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Indenture of Trust or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property of the Selling Stockholder.

                     (ii) No consent, approval, authorization or order of any court or governmental agency or body is required by or on behalf of the Selling Stockholder for the consummation of the transactions contemplated by this Agreement and the International Underwriting Agreement in connection with the sale of the Shares by the Selling Stockholder hereunder and thereunder, except the registration under the Act of the Shares and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

                    (iii) To such counsel's knowledge, immediately prior to such Time of Delivery the Selling Stockholder held the Shares to be sold at such Time of Delivery under this Agreement and the International Underwriting Agreement, free and clear of all liens, encumbrances, equities or claims.

                     (iv) The Selling Stockholder has full right, power and authority to sell, assign, transfer and deliver the Shares to be sold hereunder and under the International Underwriting Agreement.

                     (v) Good and valid title to the Shares, free and clear of all liens, encumbrances, equities or claims, has been transferred to each of the several Underwriters who have purchased the Shares in good faith and without notice of any such lien, encumbrance, equity or claim or any other adverse claim within the meaning of the Uniform Commercial Code.

                 In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction outside the United States and in rendering the opinion in subparagraph (iii) such counsel may rely upon a certificate of the Selling Stockholder in respect of matters of fact as to ownership of and liens, encumbrances, equities or claims on the Shares, provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificate.

                 (f) At 10:00 a.m., New York City time, on the effective date of the Registration Statement and the effective date of the most recently filed post-effective amendment to the Registration Statement and also at each Time of Delivery, Deloitte & Touche shall have furnished to you a letter or letters, dated the respective date of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto.

                 (g) Since the respective dates as of which information is given in the Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company or any change in or affecting the management, financial position, stockholders' equity or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus, the effect of which is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus.

                 (h) Prior to such Time of Delivery, the rating assigned by Moody's Investors Service, Inc. or Standard & Poor's Corporation to any debt securities or preferred stock of the

         Company as of the date of this Agreement shall not have been lowered.

                 (i) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally or of the Company's securities on the New York Stock Exchange or; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iii) the outbreak or material escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war if the effect of any such event specified in this Clause (iii) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus.

                 (j) The Company and the Selling Stockholder shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Stockholder, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholder, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholder of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters relating to the transactions contemplated herein or in the International Underwriting Agreement as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section, and as to such other matters relating to the transactions contemplated herein or in the International Underwriting Agreement as you may reasonably request.

         8. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act, as follows:

                          (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the prospectus constituting a part of the Registration Statement in the form in which it became effective or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Company by an Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) or such Preliminary Prospectus, such prospectus, or the Prospectus (or any amendment or supplement thereto).

                     (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company.

                    (iii) against any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

         In no case shall the Company be liable under this indemnity agreement with respect to any claim made against any Underwriter or any such controlling person unless the Company shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure so to notify the Company shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The Company shall be entitled to participate at its own expense in the defense, or, if it so elects, within a reasonable time after receipt of such notice, to assume the defense of any suit brought to enforce any such claim, but if it so elects to assume the defense, such defense shall be conducted by counsel chosen by it and approved by the Underwriter or Underwriters or controlling person or persons, defendant or defendants in any suit so brought, which approval shall not be unreasonably withheld. In any such suit, any Underwriter or any such controlling person shall have the right to employ its own counsel, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the Company and such Underwriter shall have mutually agreed to the employment of such counsel, or (ii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the Company and such Underwriter or such controlling person shall have been advised by such counsel that a conflict of interest between the Company and such Underwriter or such controlling person may arise and for this reason it is not desirable for the same counsel to represent both the indemnifying party and also the indemnified party (it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such Underwriters and all such controlling persons, which firm shall be designated in writing by you). The Company agrees to notify you within a reasonable time of the assertion of any claim against it, any of its officers or directors or any person who controls the Company within the meaning of Section 15 of the Act, in connection with the sale of the Shares.

         (b) Each Underwriter severally agrees that it will indemnify and hold harmless the Company, its directors, and each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act, and the Selling Stockholder and officers and its trustees, to the same extent as the indemnity contained in subsection (a) of this Section, but only with respect to statements or omissions made in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus, such prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), such Preliminary Prospectus, such prospectus or the Prospectus (or any amendment or supplement thereto). In case any action shall be brought against the Company or any person so indemnified based on the Registration Statement (or any amendment thereto) or such Preliminary Prospectus, such prospectus or the Prospectus (or any amendment or supplement thereto) and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each person so indemnified shall have the rights and duties given to the Underwriters, by the provisions of subsection (a) of this Section.

         9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Selling Stockholder shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Selling Stockholder that you have so arranged for the purchase of such Shares, or the Selling Stockholder notifies you that it has so arranged for the purchase of such Shares, you or the Selling Stockholder shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which may be required. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

         (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Selling Stockholder shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Selling Stockholder shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholder to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholder, except for the expenses to be borne by the Company and the Selling Stockholder and the Underwriters as provided in Section 6 hereof and the indemnity agreement in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10. The respective indemnities, agreements, representations and warranties of the Company, the Selling Stockholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or the Selling Stockholder, or any officer or director or controlling person of the Company, or any trustee of the Selling Stockholder and shall survive delivery of and payment for the Shares.

         11. If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor the Selling Stockholder shall then be under any liability to any Underwriter except as provided in Section 6 and Section 8 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Selling Stockholder as provided herein, the Selling Stockholder will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholder shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in
Section 6 and, as to the Company, in Section 8 hereof.

         12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail to you as the representatives in care of Goldman, Sachs & Co., at 85 Broad Street, New York, N.Y. 10004, Attention: Registration Department; if to the Selling Stockholder shall be delivered or sent by mail or facsimile transmission to counsel for the Selling Stockholder at its address or facsimile number set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, (facsimile number (704) 382-8137) Attention:
Secretary; provided, however, that any notice to an Underwriter pursuant to
Section 8(a) hereof shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address or facsimile number set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address or facsimile number will be supplied to the Company or the Selling Stockholder by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholder and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company, the trustees of the Selling Stockholder, and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         14. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us eight counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Selling Stockholder. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters (U.S. Version) the form of which shall be submitted to the Company and the Selling Stockholder for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

                                    Very truly yours,

                                      DUKE POWER COMPANY

                                      By:
                                         -----------------------------
                                                Ellen T. Ruff
                                                  Secretary


                                      THE DUKE ENDOWMENT


                                      By:
                                         -----------------------------


The foregoing Underwriting Agreement
  is hereby confirmed and accepted
  as of the date first above
  written.

GOLDMAN, SACHS & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
MORGAN STANLEY & CO. INCORPORATED

By:  GOLDMAN, SACHS & CO.


     By:
        -----------------------------

On behalf of each of the Underwriters

                                                             SCHEDULE I



                                                                                                NUMBER OF
                                                                                                OPTIONAL
                                                                                              SHARES TO BE
                                                             TOTAL NUMBER OF                  PURCHASED IF
                                                               FIRM SHARES                   MAXIMUM OPTION
        UNDERWRITER                                          TO BE PURCHASED                   EXERCISED
        -----------                                          ---------------                   ---------
Goldman, Sachs & Co.

Merrill Lynch, Pierce, Fenner
  & Smith Incorporated

Morgan Stanley & Co.
  Incorporated

[Names of other Underwriters]






                                                               ----------                      ---------
Total                                                          11,200,000                      1,600,000
     ====                                                      ==========                      =========

                                                             SCHEDULE II



                                                                                                NUMBER OF
                                                                                                OPTIONAL
                                                                                              SHARES TO BE
                                                             TOTAL NUMBER OF                    SOLD IF
                                                               FIRM SHARES                   MAXIMUM OPTION
SELLING STOCKHOLDER                                            TO BE SOLD                      EXERCISED
- -------------------                                            ----------                      ---------
The Duke Endowment (a)                                         11,200,000                      1,600,000
                                                        =================                      =========




         (a) The Selling Stockholder is represented by Dewey Ballantine, 1301 Avenue of the Americas, Suite 2600, New York, New York 10019 (facsimile number (212) 259-6333).

                                                                         ANNEX I

         Pursuant to Section 7(f) of the Underwriting Agreement, Deloitte & Touche shall furnish letters to the Underwriters to the effect that:

         (i) they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

        (ii) in their opinion, the financial statements and supplemental schedules incorporated by reference in the Registration Statement from the Company's Current Report on Form 8-K dated February 18, 1994 comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the applicable published rules and regulations thereunder.

       (iii) on the basis of a reading of the latest available unaudited financial statements of the Company, the minutes of the meetings of stockholders, the Board of Directors and the Management Committee of the Board of Directors of the Company as set forth in the minute books at a specified date not more than five days prior to the date of such letter and inquiries of officers of the Company who have responsibility for financial and accounting matters (it being understood that the foregoing procedures do not constitute an examination made in accordance with generally accepted auditing standards and that they would not necessarily reveal matters of significance with respect to the comments made in such letter, and, accordingly, that Deloitte & Touche make no representation as to the sufficiency of such procedures for the Underwriters' purposes), nothing has come to their attention which caused them to believe that at a specified date not more than five days prior to the date of such letter there was any change in the capital stock (except for the issuance of Stock under the Company's Stock Purchase-Savings Program for Employees, Employees' Stock Ownership Plan or Stock Purchase and Dividend Reinvestment Plan) or long-term debt of the Company (except for increases resulting from issuances of debt pursuant to the Company's Medium-Term Notes program or reductions resulting from redemptions, purchases, payments or sinking fund obligations or scheduled maturities) or any decrease in its net assets, in each case as compared with amounts shown in the most recent balance sheet of the Company incorporated by reference in the Prospectus except for changes or decreases which the Prospectus discloses have occurred or may occur.

        (iv) they have carried out certain procedures, and made certain findings confirming certain other financial information contained or incorporated by reference in the Registration Statement and Prospectus.